                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of l934



Date of Report (Date of earliest event reported)         January 21, 1999
                                                  ----------------------------



                   NOONEY REAL PROPERTY INVESTORS-FOUR, L.P.
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            (Exact Name of Registrant as specified in its charter)




           Missouri                    0-11023                43-1250566
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 (State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)               File No.)           Identification No.)



  500 North Broadway, St. Louis, Missouri                       63105
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 (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code         (314) 206-4600
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                                Not Applicable
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         (Former name or former address, if changed since last report)



                               Page 1 of 2 Pages


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ITEM 5.  OTHER EVENTS
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At a Special Meeting of Limited Partners of Registrant held on January 21,
1999, the limited partners approved an amendment to Section 5.2 of the Registrant's Amended and Restated Agreement of Limited Partnership dated April 7, 1982, to permit, among other things, the Registrant to sell one or more of its properties to affiliates of the general partners of the Registrant under certain circumstances.


The Limited Partners further approved the sale of Registrant's two remaining properties to an affiliate of the Registrant. The sale is subject to normal due diligence, i.e. title approval, satisfactory environmental reports, approval of existing lender to permit transfer of title subject to the present first mortgage financing, and satisfactory reports on structural and other physical characteristics. There is no assurance that the sale will be consummated since the closing is conditioned upon contingencies beyond the control of the Registrant. If the sale goes through, it will result in the dissolution of the Registrant.



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of l934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              NOONEY REAL PROPERTY INVESTORS-FOUR, L.P.

                              BY:   NOONEY CAPITAL CORP., GENERAL PARTNER




Date:  February 4, 1999       By: /s/ Gregory J. Nooney, Jr.
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                                      Gregory J. Nooney, Jr.
                                      Vice Chairman